STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT ("Agreement") is made and entered into as of August 19, 2000, by and between INTERNATIONAL BUSINESS COMPANY, a California Corporation and its shareholders DENNIS B. GINTHER, CLIFFORD J. ROEBUCK, JADWIGA L. GINTHER, and BOGUMILA E. BASU, all individuals ( collectively "Sellers"), and INTERNET BUSINESS'S INTERNATIONAL, INC., a Nevada Corporation ("Buyer")

                                  RECITALS

A. The shareholder sellers own 100 percent of the outstanding shares of INTERNATIONAL BUSINESS COMPANY.

B. Sellers desire to sell and transfer to Buyer and Buyer desires to purchase and acquire from Seller, all the shares of Sellers, both the outstanding and treasury shares (the "shares") upon the terms and subject to the conditions set forth in this Agreement.

                             TERMS AND CONDITIONS

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Purchase and Sale. Sellers hereby sell, assign, transfer and deliver to Buyer, and Buyer hereby purchases and acquires from Sellers, the Shares upon the terms and subject to the conditions set forth in this agreement.

2. (a) Purchase Price; Payment Terms. The purchase price for all the shares is that Buyer shall issue 2,000,000 shares of IBUI restricted Rule 144 stock, at close of escrow. These shares shall be restricted as follows: one-half of the shares of IBUI (1,000,000) shall be released at the end of twelve (12) months and, the other half (1,000,000) shall be released at the end of twenty-four (24) months.

(b) It is expressly agreed that the number of shares set forth in this Agreement is based on the fact that IBUI is currently trading on the OTCBB. If the number of outstanding IBUI shares is subject to reverse stock split or reverse merger or otherwise reduced in proportion to the company's value then the number of shares being actually transferred herein shall be proportionately reduced as well.

The shares of IBUI stock shall be issued by Buyers to Sellers in the following amounts:

Dennis B. Ginther........... 1,259,060 shares
Clifford J. Roebuck........... 540,940 shares
Jadwiga L. Ginther............ 100,000 shares
Bogumila E. Basu.............. 100,000 shares

(d) Warranty on Revenue. Seller warrants that a minimum of $800,000 in revenue each fiscal year, will be produced by Seller during the first and second years following the date of acquisition and the following shall apply:

(i)  If the revenue goal is met (plus or minus
$100,000), then the shares shall be released per paragraph 2(a) above;

(ii) If the revenue goal is not met for the first and second years, then the shares to be released will be reduced proportionally, but not below 70% of the original number of shares issued; and,

(iii)  If the revenue goal is exceeded for the
first and second years, then the shares to be released will be increased proportionally, but not to exceed 30% of the original number of shares issued.

(e) Buyer will provide marketing capital for IBC, in an amount not to exceed $160,000. Buyer will also provide marketing for IBC through its telemarketing company, through its keyword contract with Microsoft and its IBM marketing partners in Europe. It is recognized that Buyer will also provide operational capital for IBC until such time as revenues generated by IBC are sufficient to cover on-going expenses, which are projected to be $25,300 per month commencing July 1, 2000, separate and apart from marketing expenditures.

3. Representations and Warranties of Sellers. Sellers hereby represent and warrant to Buyer as follows:

3.1 Authority. Sellers have the right, power and authority to enter into this Agreement and to perform all obligations required to be performed by it hereunder. Sellers have the full power to transfer the shares to Buyer without obtaining the consent or approval of any other person or governmental authority.

3.2 Title to Shares. Sellers are the owners, beneficially and of record, of all the shares free and clear of all liens, encumbrances, security agreements, equities, options, claims, charges, and restrictions.

3.3 Organization. Seller corporation is a corporation duly organized, validly existing, and in good standing under the laws of the State of California and has all necessary corporate powers to own its properties and operate its business as now owned and operated by it. Exhibit "A" contains the Articles of Incorporation, Bylaws, Minutes and Stock Book of the corporation.

3.4 Authorization. This Agreement and all other agreements and documents executed and delivered by Sellers constitute valid and legally binding obligations of Sellers enforceable in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and subject to availability of equitable remedies.

3.5 Capitalization. The authorized capital stock of Seller corporation consists of shares of Common Stock, of which 100% of said shares are either issued to the individuals listed in 2(c) above, and outstanding or held in the corporation's treasury. All of the outstanding shares are validly issued, and paid, and nonassessable, and such shares have been so issued in full compliance with all federal and state securities laws. There are no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreement or commitments obligating Seller corporation to issue or to transfer from treasury any additional shares of its capital stock of any class.

3.6 Financials. Exhibit "B," to this Agreement contains the federal tax returns for Seller corporation for the years 1998 and 1999. There are no outstanding taxes owed. Exhibit "C," to this Agreement sets forth the balance sheets of Seller corporation as of December 31, 1998 and December 31, 1999, and the statements of income and retained earnings for the two (2) years ending on those dates. The financial statements attached hereto as Exhibit "C," have been prepared in accordance with generally accepted accounting principles consistently followed by Seller corporation throughout all periods indicated, and fairly present the financial position of Seller corporation on the respective dates of the balance sheets included in the financial statements, and the result of its operations for the respective periods indicated. Exhibit "D" contains the financial projections for Seller corporation for the years 2000 and 2001. Since December 31, 1999, there has not been any change in the financial condition or operations of Seller corporation or its business, assets, properties or prospects, except as set forth on Exhibit "E," which is attached hereto and incorporated herein by this reference and lists all of the debts and liabilities of Seller corporation.

3.7 Absence of Undisclosed Liabilities. Seller corporation does not have any debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected or reserved against in the balance sheet, except as set forth on Exhibit "E,".

3.8 Tax Returns. Within the times and in the manner prescribed by law, Seller corporation has filed all federal, state and local tax returns required by law and has paid all taxes, assessments and penalties due and payable. The provisions for taxes reflected in the balance sheet are adequate for federal, state, county and local taxes for the period ended December 31, 1999, and for all prior periods, whether disputed or undisputed. There are no present disputes about taxes of any nature payable by Seller corporation.

3.9 Personal Property. The books and records of Seller corporation contain a complete and accurate description and specify the location of all equipment, furniture, supplies and all other tangible personal property owned by, in the possession of, or used by Seller corporation in connection with its business. No personal property is held under any lease, security agreement, conditional sales contract or other title retention or security arrangement, or is located other than in the possession and under the control of Seller corporation. The tangible personal property reflected in those books and records constitutes all such tangible personal property necessary for the conduct by Seller corporation of its business as now conducted. All of the tangible personal property of Seller corporation is in good operating condition and repair, reasonable wear and tear excepted.

3.10 Title. Seller corporation has good and marketable title to all of its assets and interest in assets, whether real, personal, mixed, tangible or intangible, which constitute all of the assets and interests in assets that are used in the business of Seller corporation. All of these assets are free and clear of restrictions on or conditions to transfer or assignment and are free and clear of mortgages, liens, pledges, charges, encumbrances, equities and claims of third parties, except for (a) those disclosed on Exhibit "E," and (b) the lien for current taxes not yet due and payable. Exhibit "f," to this Agreement is a schedule of all personal assets owned by Seller which are in the possession of the Company.

3.11 Accounts Receivable. All accounts receivable of Seller corporation shown on the balance sheets, and all accounts receivable of Seller corporation created after December 31, 1999, arose from valid sales in the ordinary course of business. These amounts have been collected in full since that date as reflected in the books and records of Seller corporation, or are collectible at their full amounts and are not subject to valid defenses, setoffs or counterclaims. Seller corporation agrees that as of July 1, 2000, all receivables shall be the property of Buyer. Exhibit "G," contains accounts receivable.

3.12 Accounts Payable. Exhibit "H," to this Agreement is a complete and accurate list, with an accurate aging, of all trade and other accounts, notes and contract payables of Seller corporation as of the date hereof, all of which arose in the ordinary course of business and are usual and normal in amount.

3.13 Contracts. Except as otherwise disclosed in and of the exhibits to this Agreement, Seller corporation is not a party to, nor is its properties or assets bound by, any contract, agreement, understanding (whether written or verbal) of any nature whatsoever. There is no default or event that, with notice, lapse of time, or both, would constitute a default by any party to any agreement to which Seller corporation is a party or by which it or its properties or assets are bound.

3.14 Employees and Employee Benefit Plans. Exhibit "I" to this Agreement is a correct and complete list of all full-time and part-time employees of Seller corporation, together with their addresses, social security numbers and all current and promised salary, wage and bonus information. All of the employees of Seller corporation are at-will employees and may be terminated by Seller corporation at any time without liability and without any obligation to pay any severance of similar benefit. There are no employment contracts, collective bargaining agreement, pension, bonus, profit-sharing, stock option or other agreement or arrangement providing for employee remuneration or benefits to which Seller corporation is a party or by which it is bound.
Seller corporation has delivered to Buyer a copy of its most current employee manual and description of all company policies and practices, including no discrimination, overtime, vacation, holiday and sick leave, if any. Seller corporation's relationship with all of its employees is good. All unused vacation, holiday and sick leave, and any other paid time off, for all of the employees has been properly and accurately recorded in the books and records of Seller corporation and are reflected on Exhibit "E," attached hereto. All records of Seller corporation for each of its employees are complete and accurate.

3.15 Litigation. There is no pending, or to Seller corporation's knowledge, threatened suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation against or affecting Seller corporation or its business, assets or financial condition. Seller corporation is not presently engaged in any legal action to recover money due to it or damages sustained by it.

3.16 Compliance with Laws. Seller corporation has not received notice of any violation of any applicable federal, state or local statute, law or regulation of any kind or nature whatsoever, including, without limitation, any applicable building, zoning, environmental protection, health and safety, handicap access, or other law, ordinance or regulation, affecting its properties or the operation of its business and there are no such violations. Seller corporation has all proper and valid licenses, permits and other governmental authorities necessary to conduct its business as now being conducted.

3.17 Agreement will not Cause a Breach or Violation. The consummation of the transactions contemplated by this Agreement will not result in nor constitute any of the following: (a) a breach of any term or provision of the Agreement (b) a default or an event that, with notice, lapse of time, or both, would be a default, breach, or violation of the Articles of Incorporation or Bylaws of Seller corporation or any lease, license, promissory note, conditional sales contract, commitment, indenture, mortgage, deed of trust, or other agreement, instrument, or arrangement to which it is bound, (c) an event that would permit any party to terminate any agreement or to accelerate the maturity of any indebtedness or other obligation of Seller corporation; or (d) the creation or imposition of any lien, charge, or encumbrance on any of the properties of Seller corporation.

3.18 Corporate Records. All corporate records are in the possession of Seller corporation and are complete and accurate in all material respects. The minute book of Seller corporation contains complete, accurate and current copies of the Articles of Incorporation, Bylaws and all amendments thereto, and all records required to be set forth of all proceedings, consents actions and meetings of the shareholders and board of directors of Seller corporation.

3.19 Persons with Authority. Exhibit "J," to this Agreement contains a complete and accurate list of (a) all bank accounts of Seller corporation and all other accounts at any financial institutions, including the names and addresses thereof and the account numbers, and the signatory or signatories thereon; (b) the names and addresses of all persons holding a power of attorney on behalf of Seller corporation; all safe deposit boxes and the names of all persons authorized to have access thereto; and (d) the names and addresses of all persons and entities which have guaranteed any debts or obligation of Seller corporation or with respect to whom Seller corporation has guaranteed any debts or obligation.

3.20 Full Disclosure. None of the warranties made by Seller corporation will contain any untrue statement of a material fact, or omit to state any material fact necessary to make the statements made true and accurate in all material respects.

4.  Buyer hereby represents and warrants to Seller as follows:

4.1 Authority. Buyer has the right, power and authority to enter into this Agreement and to perform all obligations required to be performed by it hereunder.

4.2 Authorization. This Agreement and all other agreements and documents executed and delivered by Buyer constitute valid and legally binding obligations of Buyer enforceable in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and subject to availability of equitable remedies.

5. Resignation of Officers and Directors. Concurrently with the execution of this Agreement, Seller corporation shall obtain and deliver to Buyer resignations from all its directors and officers, together with general releases by such persons of all claims that they may have, or claim to have against IBC.

6. Employment. Concurrently with the execution of this Agreement, Buyer will offer mutually acceptable employment agreements to Mr. Dennis B. Ginther and Mr. Clifford J. Roebuck for a period not less than two years.

7. Survival of All Warranties and Representations. All representations, warranties, covenants and agreements of the parties contained in this Agreement will survive the closing.

8. Indemnification by Dennis B. Ginther. Dennis B. Ginther, individually, hereby agrees to indemnify, defend, protect and hold Buyer, and/or its assigns, and IBC, harmless against and in respect of all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorneys' fees that IBC or Buyer may incur or suffer, which arise, result from or relate to any breach or failure by Dennis B. Ginther or Seller corporation to perform any of the representations, warranties, covenants or agreement in this Agreement. Dennis B. Ginther further agrees to indemnify and hold Buyer and/or its assigns harmless from all liabilities not disclosed to Buyer and accepted by Buyer, and specifically, Buyer will not be responsible for any back taxes owed by Dennis B. Ginther or Seller corporation to any taxing authority, federal or state.

9. Attorneys' Fees and Costs. Each party shall be solely responsible for the costs and fees of its own attorneys in connection with the negotiation of this Agreement. If any suit, legal proceeding, arbitration or other action is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover its reasonable attorneys' fees and other costs incurred in such proceeding or action, in addition to any other relief to which it may be entitled.

10. Governing Law. This Agreement will be construed in accordance with, and governed by, the laws of the state of California as applied to contracts that are executed and performed entirely in California.

11. Disputes; Arbitration over Price. Any dispute arising between the parties, their agents or employees, shall be submitted to arbitration before JAMS/ENDISPUTE of Orange County, California.

12. Successors and Assigns. This Agreement shall be binding upon and insure to the benefit of the parties hereto and there respective successors and assigns.

13. Counterpart and Facsimile Transmission. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which when taken together shall constitute one and the same document. The signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart. Any party may deliver its signed counterpart of this Agreement to the other party by facsimile transmission, and such delivery shall be deemed made and completed upon receipt of such facsimile transmission by the other party. Any party delivering a signed counterpart by facsimile transmission agrees to promptly send the counterpart bearing its original signature to the other party; provided that a delay or failure to do so shall not negate the effectiveness of the delivery made by the facsimile transmission.

14. Entire Agreement. This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes any and all prior or contemporaneous written or oral negotiations or agreements between them regarding the subject matter hereof. No addition, modification or amendment of or to any term or provision of this Agreement, or to this Agreement as a whole, shall be effective unless set forth in writing and signed by all the parties hereto.

15. No Interpretation Against Draftsman. Both parties have had an equal role in the preparation of this Agreement, such that there shall be no interpretation or construction of terms against the draftsman.

16. Attorneys. Sellers acknowledge that Buyer is represented by counsel, David R. Flyer, of the Law Offices of DAVID R. FLYER, A PROFESSIONAL LAW CORPORATION. Seller has not relied on any statements or representations of Buyer's counsel. Sellers have had an opportunity to retain their own attorneys.

17. Broker's Fees. Each side shall pay its own broker's and accountant's fees, if any.

WHEREFORE,  THE PARTIES AGREE:

                                        SELLER:

                                        INTERNATIONAL BUSINESS COMPANY

                                        By: /s/  Dennis B. Ginther
                                        Dennis B. Ginther, CEO

                                       /s/  Dennis B. Ginther
                                       Dennis B. Ginther
                                       Shareholder

                                       /s/  Clifford J. Roebuck
                                       Clifford J. Roebuck
                                       Shareholder

                                      /s/  Jadwiga L. Ginther
                                      Jadwiga L. Ginther
                                      Shareholder

                                     /s/  Bogumila E. Basu
                                     Bogumila E. Basu
                                     Shareholder

                                     BUYER:

                                     INTERNET BUSINESS'S INTERNATIONAL,INC.


                                    /s/  Al Reda
                                    Al Reda, CEO